As filed with the Securities and Exchange Commission on November 29, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
ANGELES PARTNERS XII, LP
(Exact name of Registrant as Specified in its Charter)

Delaware	95-3903623

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Beattie Place
P.O. Box 1089
Greenville, South Carolina	29602

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act:
Series A Units of Limited Partnership Interest
Series B Units of Limited Partnership Interest
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
          This Registration Statement relates to Series A Units of limited partnership interest and Series B Units of limited partnership interest of Angeles Partners XII, LP, a Delaware limited partnership (the “Registrant”). A description of the securities to be registered hereunder is set forth under Item 3.03 of the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2010), and such description is incorporated herein by reference.
Item 2. Exhibits.

3.1
Certificate of Limited Partnership of Registrant, dated November 23, 2010 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the SEC on November 29, 2010)).

3.2
Amended Certificate and Agreement of Limited Partnership of Registrant (incorporated herein by reference to Exhibit A to the prospectus included in the Registrant’s Registration Statement on Form S-11, dated June 2, 1983 (Reg. No. 2-84161)).

3.3
Amendment to Amended Certificate and Agreement of Limited Partnership of Registrant, dated October 22, 2007 (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007).

3.4
Second Amendment to the Amended Certificate and Agreement of Limited Partnership of Registrant, dated November 24, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the SEC on November 29, 2010)).

3.5
Third Amendment to the Amended Certificate and Agreement of Limited Partnership of Registrant, dated November 24, 2010 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the SEC on November 29, 2010)).

3.6
Fourth Amendment to the Agreement of Limited Partnership of Registrant, dated November 24, 2010 (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the SEC on November 29, 2010)).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANGELES PARTNERS XII, LP

By:	ANGELES REALTY CORPORATION II Managing General Partner

	By:	/s/ Derek S. McCandless Name: Derek S. McCandless
Title: Senior Vice President and Assistant General Counsel
Date: November 29, 2010

Exhibit Index

Exhibit No.	Description
3.1
Certificate of Limited Partnership of Registrant, dated November 23, 2010 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the SEC on November 29, 2010)).

3.2
Amended Certificate and Agreement of Limited Partnership of Registrant (incorporated herein by reference to Exhibit A to the prospectus included in the Registrant’s Registration Statement on Form S-11, dated June 2, 1983 (Reg. No. 2-84161)).

3.3
Amendment to Amended Certificate and Agreement of Limited Partnership of Registrant, dated October 22, 2007 (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007).

3.4
Second Amendment to the Amended Certificate and Agreement of Limited Partnership of Registrant, dated November 24, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the SEC on November 29, 2010)).

3.5
Third Amendment to the Amended Certificate and Agreement of Limited Partnership of Registrant, dated November 24, 2010 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the SEC on November 29, 2010)).

3.6
Fourth Amendment to the Agreement of Limited Partnership of Registrant, dated November 24, 2010 (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, dated November 24, 2010 (filed with the SEC on November 29, 2010)).